Exhibit 10.2

ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., P.O. BOX 3001 LANCASTER, PA 17604 717.397.0611 www.armstrong.com
April 5, 2010
Subject: 2010 Long-Term Incentive Equity Grants
Dear  _____:
This letter is to inform you that Armstrong’s Management Development and Compensation Committee granted you the following long-term incentive equity grant effective April 1, 2010:
XXXX Stock Options
XXXX Performance Restricted Shares
This award provides meaningful incentive to strive for the aspirational targets which have been established and recognizes the importance of your impact toward achieving the company’s performance. The award is subject to the terms of the 2006 Long-Term Incentive Plan and this grant letter.
Stock Options
Each Stock Option entitles you to purchase one share of AWI common stock at an exercise price equal to $XXXX, the New York Stock Exchange closing price of AWI stock on April 1, 2010. You may pay the option exercise in cash or by delivering shares of AWI stock you have owned for at least six months.
The options are non-qualified and have a ten-year term starting April 1, 2010. They will vest and become exercisable in three installments at one, two and three years as follows: XXXX shares on April 1, 2011; XXXX shares on April 1, 2012; and XXXX shares on April 1, 2013.
Performance Restricted Shares
The Committee has established the following performance schedule that allows participants to earn up to 105% of the performance restricted shares if the company achieves 100% of the 2010 corporate operating income goal.

% of
% of Operating	Performance
Income Target	Restricted
Achieved	Shares Earned
less than 69%	0%
69%	40%
73%	47%
76%	54%
79%	62%
83%	69%
86%	76%
90%	83%
93%	90%
98%	100%
100%	105%

The performance restricted shares have a 1-year performance period followed by a 2-year service vesting period for a total 3-year restriction period. Restrictions will lapse December 31, 2012. AWI common stock will be distributed to you following the conclusion of the restriction period. The company will use share tax withholding to satisfy your tax obligations unless you provide a payment to cover the taxes.
Each Performance Restricted Share granted is credited to an account maintained for you. During the 3-year restriction period you have no ownership or voting rights relative to these shares. If Armstrong makes cash dividend payments during the restriction period, the value of the dividends will accrue in a non-interest bearing account. You will receive a cash payment for the accrued dividends at the end of the restriction period. The payment would be adjusted proportionate to the earned shares.
Employment Events
The following chart outlines the provisions which apply to the grant for various employment events.

Performance Restricted Share
Event	Stock Option Provisions	Provisions
Voluntary resignation	• Forfeit vested and unvested options	• Forfeit unvested shares and accrued dividends

Retirement	• Forfeit unvested options	• Forfeit unvested shares and accrued dividends
• 5 years or expiration to exercise vested options

Involuntary termination	• Forfeit unvested options	• Forfeit unvested shares and accrued dividends
• 3 months or expiration to exercise vested options

Willful, deliberate or gross misconduct	• Forfeit vested and unvested options	• Forfeit shares and accrued dividends

Death	• Accelerated vesting if death occurs after 12/31/10, otherwise forfeit	• Accelerated vesting if death occurs after 12/31/10, otherwise forfeit
• 3 years or expiration (minimum 1 year from death) to exercise options

Long-Term disability	• Accelerated vesting if disability occurs after 12/31/10, otherwise forfeit	• Accelerated vesting if disability occurs after 12/31/10, otherwise forfeit

• 3 years or expiration to exercise options
Please contact Eileen Beck (ext. 4050) if you have questions.

Sincerely,

/s/ Jeffrey D. Nickel Jeffrey D. Nickel
Senior Vice President, General Counsel & Secretary
or
/s/ Thomas B. Mangas Thomas B. Mangas, Senior Vice President
& Chief Financial Officer
Enclosure
2006 Long-Term Incentive Plan

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